                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   AETNA INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

1999 Aetna Proxy Statement
Notice of Annual Meeting

                                                                    [AETNA LOGO]

TABLE OF CONTENTS
--------------------------------------------------------------------------------

General Information...............................................    1
I.    Election of Directors.......................................    3
      Nominees for Directorships..................................    4
      Director Compensation in 1998...............................    9
      Other Information Regarding Directors.......................   10
      Committees of the Board.....................................   11
      Certain Transactions and Relationships......................   12
      Section 16(a) Beneficial Ownership Reporting Compliance.....   12
      Security Ownership of Certain Beneficial Owners, Directors,    13
      Nominees and Executive Officers.............................
      Executive Compensation......................................   17
      Summary Compensation Table..................................   17
      Stock Option Grants Table...................................   19
      Stock Option Exercises and December 31, 1998 Stock Option      20
      Value Table.................................................
      Long-Term Incentive Awards Table............................   20
      Pension Plan................................................   21
      Other Agreements............................................   22
      Report of the Committee on Compensation and Organization....   23
      Corporate Performance Graph.................................   27
II.   Appointment of Auditors.....................................   27
III.  Shareholder Proposal to Implement Cumulative Voting in         28
      Election of Directors.......................................
IV.   Shareholder Proposal to Link Executive Compensation to         28
      Health Care Quality.........................................
V.    Shareholder Proposal Relating to Endorsement of the CERES      30
      Principles..................................................
Other Information.................................................   31

[AETNA LOGO]

                                AETNA INC.                         RICHARD L. HUBER
                                151 Farmington Avenue              Chairman and
                                Hartford, Connecticut 06156        Chief Executive Officer

To Our Shareholders:

The 1999 Annual Meeting of Shareholders will be held on Friday, April 30, 1999, at 9:30 a.m. at our Company Headquarters in Hartford, Connecticut, and I hope you will attend.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

/s/ Richard L. Huber
Richard L. Huber
Chairman and Chief Executive Officer
March 15, 1999

[AETNA LOGO]

                                AETNA INC.                         WILLIAM J. CASAZZA
                                151 Farmington Avenue              Vice President and
                                Hartford, Connecticut 06156        Corporate Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Company's Headquarters, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 30, 1999 at 9:30 a.m. for the following purposes:

1.  To elect a Board of Directors for the coming year;

2. To approve the appointment of KPMG LLP as independent auditors for the current calendar year;

3. To consider and act on three shareholder proposals, if properly presented at the meeting; and

4. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 26, 1999 as the record date for determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Shareholders who do not have admission tickets will be admitted following verification of share ownership. If you hold shares of Aetna Common Stock or 6.25% Class C Voting Preferred Stock in your own name, please signify your intention to attend when you vote over the Internet or by telephone or check the appropriate box on your proxy card. If you hold your shares through the Aetna Incentive Savings Plan or the U.S. Healthcare Savings Plan, please indicate your intention to attend when you access the telephone voting system or complete and return the enclosed postage-paid reservation card directly to the Company. If you hold your shares through a bank, broker or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Corporate Secretary at the above address.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.

This Proxy Statement and the Company's 1998 Annual Report to Shareholders are available on Aetna's Internet site at http://www.aetna.com/investor/proxy.htm and http://www.aetna.com/98annualrpt, respectively.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March 15, 1999

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aetna Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Headquarters on April 30, 1999. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 15, 1999.

Shareholders Entitled to Vote; Votes Entitled to be Cast

Shareholders of record of the Company's Common Stock, par value $.01 per share (Common Stock), and 6.25% Class C Voting Preferred Stock, par value $.01 per share (Preferred Stock), at the close of business on February 26, 1999 will be entitled to vote at the Annual Meeting. On that date, 141,454,715 shares of Common Stock and 11,613,084 shares of Preferred Stock were outstanding. Each share of Common Stock is entitled to cast one vote. Each share of Preferred Stock is entitled to cast 4/5 of a vote. With respect to the matters outlined in the Notice of Annual Meeting, the Common Stock and the Preferred Stock vote together as a single voting group.

Any full shares of Common Stock held for you under the DirectSERVICE Investment Program have been included on the enclosed proxy card. Only full shares are entitled to vote because the Company does not issue fractional shares.

Voting by Internet, by Telephone or by Mail

YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet voting for those shareholders will be available until midnight, Eastern time, on April 29, 1999, and telephone voting for those shareholders will be available until 8:00 a.m., Eastern time, on the morning of the Annual Meeting.

You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including a proxy card or an Internet or telephone vote) or by voting by ballot at the Annual Meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxy cards or by properly recorded Internet or telephone votes received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY COMPLETED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Voting of Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies on the enclosed proxy card and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy card or Internet or telephone vote would be entitled to vote.

At this time, the Board of Directors is not aware of any matters that may be properly presented for consideration at the Annual Meeting, other than those outlined in the Notice of Annual Meeting of Shareholders.

Voting by Participants in the Company's Incentive Savings Plans

Participants in the Aetna Incentive Savings Plan and the U.S. Healthcare Savings Plan who receive this Proxy Statement in their capacity as participants in either plan will receive voting instruction cards in lieu of proxy cards. The voting instruction cards direct the trustees of those plans how to vote the shares. Shares held in either plan may be voted by using a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the Aetna Incentive Savings Plan for which no directions are received are voted by the trustee in the same percentage as the shares for which directions are received. For shares held in the U.S. Healthcare Savings Plan, the trustee votes only those shares for which instructions are received.

Quorum; Required Vote

The presence at the Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum. Under Connecticut corporation law, the approval of any corporate action taken at a shareholder meeting is based on votes cast. "Votes cast" means votes actually cast "for" or "against" a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered "votes cast." Broker nonvotes occur when a broker nominee (that has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions from the beneficial owner to so vote and does not have discretionary authority to do so. Directors are elected by a plurality of votes cast; shareholder approval of each other proposal to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Tabulation of Votes

Votes are counted by tellers of the Company's Transfer Agent who have been appointed as inspectors for purposes of the Annual Meeting. The inspectors will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Cost of Proxy Solicitation

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, solicitations may be made by personal interview, telegram or telephone by Directors, officers and employees of the Company and its subsidiaries. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. To assist in the solicitation of proxies, the Company has engaged Kissel-Blake Inc., New York, New York, for a fee of $16,000 plus reasonable out-of-pocket expenses.

Annual Meeting Business -- Advance Notice Procedures

The Company's By-Laws require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received no later than 90 days before the Annual Meeting, or January 30, 1999 for purposes of this Annual Meeting. The notice must present certain information concerning the nominee and the shareholder making the nomination. The notice also must include the nominee's written consent to being a nominee and to serving if elected. Notices should be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

The Company's By-Laws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company within the time limits described above for delivery of notice of a nomination for the election of a Director. The notice must set forth: (a) a brief description of the issue to be considered at the meeting and the reasons for bringing it before the meeting; (b) the shareholder's name and address; (c) the class and number of shares owned by the shareholder; and (d) any material interest of the shareholder in the issue. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting other than pursuant to the procedures in Securities and Exchange Commission (SEC) Rule 14a-8. Notices should be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

I.   ELECTION OF DIRECTORS

Thirteen individuals will be nominated for election as Directors at the Annual Meeting. However, if any Nominee becomes unavailable for election, the Board of Directors will reduce the number of Nominees prior to the meeting. The terms of office for all elected Directors will run until the next Annual Meeting and until their successors are duly elected and qualified. The 13 individuals (or such lesser number if the Board has decreased the number of Nominees as provided above) receiving the greatest number of votes cast at the meeting will be elected Directors. UNLESS YOU DIRECT TO THE CONTRARY ON THE PROXY YOU COMPLETE, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF THE 13 NOMINEES LISTED ON THE FOLLOWING PAGES (the Nominees). If the number of Nominees is reduced as provided above and you return a properly completed proxy, the shares represented by your proxy will be voted FOR the remaining Nominees unless you direct to the contrary.

All Nominees are currently Directors of the Company. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of the Company, the principal occupation and principal business directorships of each as of February 26, 1999, a brief description of the business experience of each for at least the last five years, and the Board Committees of which each Nominee is a member.

On July 19, 1996, Aetna Life and Casualty Company (AL&C) and U.S. Healthcare, Inc. (USHC) consummated a transaction pursuant to which each became a wholly-owned subsidiary of the Company (the Merger). After the Merger, AL&C changed its name to Aetna Services, Inc. and U.S. Healthcare changed its name to Aetna U.S. Healthcare Inc. (AUSHC). The information presented includes a Director's prior service with AL&C or USHC, as appropriate.

NOMINEES FOR DIRECTORSHIPS


          [Abramson photo]                         [Cohen photo]                        [Donaldson photo]
          LEONARD ABRAMSON                        BETSY Z. COHEN                      WILLIAM H. DONALDSON
        (Director since 1996)                  (Director since 1996)                  (Director since 1996)
          (Director of USHC                      (Director of USHC                (Director of AL&C since 1977)
         from 1982 to 1996)                     from 1994 to 1996)

MR. ABRAMSON, age 66, retired on July 19, 1996 as a director, Chairman and Chief Executive Officer of U.S. Healthcare, Inc. (managed health care company), positions he had held since 1982. Mr. Abramson is the founder of U.S. Healthcare, Inc., which became a wholly-owned subsidiary of the Company on July 19, 1996 and is now known as Aetna U.S. Healthcare Inc. Mr. Abramson currently is self-employed as a consultant and private investor and is Chairman and Chief Executive Officer of The Maine Merchant Bank, LLC. He also is a trustee of the Brookings Institution and the Children's Hospital of Philadelphia. Mr. Abramson is the author of Healing our Health Care System. Mr. Abramson is a member of the Finance Committee.

MRS. COHEN, age 57, has been Chairman and Chief Executive Officer of JeffBanks, Inc. (bank holding company) since its inception in 1981 and also is Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. Since 1997, Mrs. Cohen also has served as Chairman, Chief Executive Officer and trustee of Resource Asset Investment Trust (real estate investment trust). From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC. She is a member of the Committee on Compensation and Organization and the Investment Committee.

MR. DONALDSON, age 67, is co-founder and Senior Advisor of Donaldson Lufkin & Jenrette, Inc. (investment banking). He served as Chairman and Chief Executive Officer and a director of the New York Stock Exchange, Inc. from 1991 to 1995, and was formerly Chairman and Chief Executive Officer of Donaldson Lufkin & Jenrette, Inc. and a co-founder of its subsidiary, Alliance Capital Management Corp. (investment management). Mr. Donaldson is a director of Bright Horizons Family Solutions, Inc. (family support services), Mail.com, Inc. (Internet service provider) and Philip Morris Companies Inc. (consumer products). The founding Dean and Professor of Management at the Yale School of Management, he also served as U.S. Under Secretary of State and Counsel to the Vice President of the United States. Mr. Donaldson is a director of Lincoln Center for the Performing Arts and The New York City Police Foundation, Inc., a trustee of the Carnegie Endowment for International Peace, the Foreign Policy Association and the Marine Corps University Foundation, and Chairman of the Yale School of Management Advisory Board. Mr. Donaldson is Chairman of the Nominating and Corporate Governance Committee and is a member of the Executive Committee and the Investment Committee.


                  [Franklin photo]                                        [Goodman photo]
              BARBARA HACKMAN FRANKLIN                                   JEROME S. GOODMAN
                (Director since 1996)                                  (Director since 1996)
               (Director of AL&C from                                    (Director of USHC
            1979 to 1992, and since 1993)                               from 1988 to 1996)

MISS FRANKLIN, age 59, is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and international trade consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Before her appointment, Miss Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. Miss Franklin also served four terms on the Advisory Committee for Trade Policy and Negotiations, as Alternate Representative to the 44th Session of the United Nations General Assembly, and as a public member of the Board of the American Institute of Certified Public Accountants and is the only non-accountant to receive the John J. McCloy award for contributions to audit excellence. Miss Franklin has also been a Senior Fellow of The Wharton School of the University of Pennsylvania and an original Commissioner of the U.S. Consumer Product Safety Commission. Miss Franklin is a Distinguished Visiting Fellow at the Heritage Foundation; is active in numerous international organizations; and is a trustee of the Economic Club of New York. She is a director of AMP Incorporated (electrical and electronic connection devices), Milacron Inc. (plastics processing technologies and industrial products for metalworking), The Dow Chemical Company (chemicals, plastics and agricultural products) and MedImmune, Inc. (biotechnology company). Miss Franklin is Chairman of the Audit Committee and is a member of the Finance Committee and the Nominating and Corporate Governance Committee.

MR. GOODMAN, age 64, retired as Chairman of Travel One (the nation's eighth largest travel management company) upon the sale of that firm to American Express Company on November 15, 1998. He had served as Chairman of Travel One since 1971 and was the sole stockholder from 1971 to 1994. Mr. Goodman was a member of the New Jersey Sports and Exposition Authority from 1991 to 1994 and its Chairman from 1992 to 1994. He also served as Chairman, President and Chief Executive Officer of First Peoples Financial Corporation (bank holding company) from 1987 to 1992 and President and Chief Executive Officer of First Peoples Bank of NJ from 1983 to 1987. He was a member of the Board of Directors of GBC Technologies, Inc. from 1992 to 1995. Mr. Goodman is a director of The Maine Merchant Bank, LLC and a trustee of Resource Asset Investment Trust (real estate investment trust). He also is a member of the Board of Trustees of the Philadelphia College of Pharmacy and Science and served as Chairman of the College from 1988 to 1991. Mr. Goodman is a member of the Audit Committee, the Finance Committee and the Nominating and Corporate Governance Committee.


           [Graves photo]                        [Greenwald photo]                       [Hancock photo]
           EARL G. GRAVES                        GERALD GREENWALD                       ELLEN M. HANCOCK
        (Director since 1996)                  (Director since 1996)                  (Director since 1996)
    (Director of AL&C since 1994)          (Director of AL&C since 1993)          (Director of AL&C since 1995)

MR. GRAVES, age 64, is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multifaceted communications company) and is the Publisher of Black Enterprise magazine which he founded in 1970. Additionally, since 1998, Mr. Graves is Managing Director of Black Enterprise/Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics) and serves as a member of the Shareholders' Committee of DaimlerChrysler AG. Mr. Graves also is a trustee of Howard University and is a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America serving as Vice President of Relationships and Marketing. He is a member of the Audit Committee, the Executive Committee and the Investment Committee. He also serves on the Board of Directors of Aetna Foundation, Inc.

MR. GREENWALD, age 63, is Chairman and Chief Executive Officer of UAL Corporation, the parent company of United Airlines (UAL), a position he assumed in July 1994. From 1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a director of Time Warner Inc. (media company). He also is a trustee of the Aspen Institute and a director of the Chicago Civic Committee and the Air Transport Association. Mr. Greenwald is a member of the Committee on Compensation and Organization, the Finance Committee and the Nominating and Corporate Governance Committee.

MRS. HANCOCK, age 56, is President and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). Mrs. Hancock joined Exodus on March 10, 1998 as President and a director and was named Chief Executive Officer on September 10, 1998. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996 and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products). She is a member of the Audit Committee and the Finance Committee.


            [Huber photo]                         [Jordan photo]                         [Kuehler photo]
          RICHARD L. HUBER                       MICHAEL H. JORDAN                       JACK D. KUEHLER
        (Director since 1996)                  (Director since 1996)                  (Director since 1996)
                                           (Director of AL&C since 1992)          (Director of AL&C since 1990)

MR. HUBER, age 62, is Chairman, Chief Executive Officer and President of Aetna. Mr. Huber joined Aetna on February 4, 1995 and served as Vice Chairman for Strategy and Finance until July 28, 1997 when he became Chief Executive Officer and President. He assumed the additional position of Chairman on March 1, 1998. Before joining Aetna, Mr. Huber served as President and Chief Operating Officer of Grupo Wasserstein Perella (investment banking), which he joined in September 1994. From 1990 to August 1994, Mr. Huber served as Vice Chairman of Continental Bank. He was Executive Vice President and Head of the Capital Markets and Foreign Exchange Sector of Chase Manhattan Bank from 1988 to 1990. Before that, Mr. Huber held various positions of increasing responsibility with Citibank, N.A. (1973-1987) and First National Bank of Boston (1960-1973). Mr. Huber is a director of Capital Re Corporation (insurance holding company) and Vlasic Foods International Inc. (food products). He is Chairman of the Executive Committee.

MR. JORDAN, age 62, retired on December 31, 1998 as Chairman and Chief Executive Officer of CBS Corporation (media company), having assumed that position with CBS (then Westinghouse Electric Corporation) in 1993. From 1992 to 1993, he was a partner with Clayton, Dubilier & Rice, Inc. (private investing firm). Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (snack foods and beverages), having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of Dell Computer Corporation (personal computers). He is Chairman of the Finance Committee and is a member of the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee.

MR. KUEHLER, age 66, retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information-handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler is a director of Arch Chemicals Inc. (specialty chemicals), Mail.com, Inc. (Internet service provider) and The Parsons Corporation (heavy construction and engineering services). He also is a member of the National Academy of Engineering and a fellow of the Institute of Electrical and Electronics Engineers, Inc. Mr. Kuehler is Chairman of the Investment Committee and is a member of the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee.


                   [O'Keefe photo]                                         [Rodin photo]
                FRANK R. O'KEEFE, JR.                                      JUDITH RODIN
                (Director since 1996)                                  (Director since 1996)
            (Director of AL&C since 1989)                          (Director of AL&C since 1995)

MR. O'KEEFE, age 69, retired in 1988 as Chairman, President and Chief Executive Officer of Armtek Corporation (producer of automotive materials, components and systems), having assumed that position in 1986. Prior to that, he served as President and Chief Operating Officer of Armstrong Rubber Company from 1980 to 1986. Following his retirement from Armtek, Mr. O'Keefe served as President of Long Wharf Capital Partners, Inc. (business investments) from 1988 to 1990. He was an independent business consultant from 1990 to 1995. Mr. O'Keefe is a director of The United Illuminating Company. He is Chairman of the Committee on Compensation and Organization and is a member of the Executive Committee and the Investment Committee.

DR. RODIN, age 54, became President of the University of Pennsylvania in July 1994. Prior to assuming her current position, Dr. Rodin had served as Provost of Yale University since 1992. Dr. Rodin joined the Yale faculty in 1972, and held teaching and research positions of increasing responsibility in the Department of Psychology. She became a Professor of Psychology in 1979 and a Professor of Medicine and Psychiatry in 1985, and served as Chair of the Department of Psychology from 1989 to 1991 and Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin is a director of AMR Corporation and its subsidiary, American Airlines, Inc., and Electronic Data Systems Corporation (information technology services). She also is a trustee of the Brookings Institution. She is a member of the Investment Committee and the Nominating and Corporate Governance Committee.

DIRECTOR COMPENSATION IN 1998

Compensation for outside Directors is reviewed annually by the Nominating and Corporate Governance Committee (the Committee). The Committee's goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors' contributions while offering stock-based compensation alternatives that strengthen the mutuality of interests with other shareholders. The following table sets forth the cash and stock-based compensation paid to each outside Director of the Company in 1998.

---------------------------------------------------------------------------
                                    CASH COMPENSATION(1)      STOCK UNITS
                                    ---------------------   ---------------
                                     ANNUAL
                                    RETAINER     MEETING    NUMBER OF UNITS
NAME                                 FEES(2)     FEES(3)      GRANTED(4)
---------------------------------------------------------------------------
Leonard Abramson                     $30,334     $11,000          350
Betsy Z. Cohen                        33,000      22,000          350
William H. Donaldson                  41,334      21,000          350
Barbara Hackman Franklin              41,334      22,000          350
Jerome S. Goodman                     37,000      20,000          350
Earl G. Graves                        41,000      20,000          350
Gerald Greenwald                      37,000      18,000          350
Ellen M. Hancock                      33,000      17,000          350
Michael H. Jordan                     41,334      20,000          350
Jack D. Kuehler                       41,334      23,000          350
Frank R. O'Keefe, Jr.                 42,334      23,000          350
Judith Rodin                          34,334      19,000          350
----------------------------------

(1) Under the Aetna Inc. Nonemployee Director Deferred Stock and Deferred Compensation Plan (the Director Plan), nonemployee Directors may defer payment of some or all of their annual retainer, meeting fees and dividend equivalents paid on stock units, to a stock unit or interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Company's Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under a fixed interest rate fund option of the Company's Incentive Savings Plan for employees (currently yielding 6.35% a year). In 1998, nine Directors deferred all or a portion of their Director cash compensation to a stock unit account. The table above includes cash compensation that was deferred by Directors during 1998.
(2) The Company currently pays a retainer fee of $25,000 a year to outside Directors for Board membership. The Company also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of the chairperson of a Committee). Directors who are officers of the Company receive no additional compensation for membership on the Board or any of its Committees.
(3) The Company currently pays $1,000 to outside Directors for attendance at each Board or Committee meeting.
(4) Pursuant to the Director Plan, nonemployee Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock (Initial Units). Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonemployee Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock (Annual Units). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant provided the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director's right with respect to unvested units also will vest upon a change-in-control of the Company (as defined in the Director Plan). Otherwise, if a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to any grant. The units granted are not transferable.

OTHER INFORMATION REGARDING DIRECTORS

As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors, the Company established the Director Charitable Award Program in 1999. Only outside Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. Participating Directors will be fully vested in the program upon completion of five years of service as a Director (including years of service prior to adoption of the program) or upon death or disability. Under the program, the Company intends to make a charitable contribution of $1 million in ten equal annual installments with the first installment made following each participating Director's retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code. Donations the Company ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by the Company. Directors derive no personal financial or tax benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. The program will not result in a material cost to the Company.

The Company provides $150,000 of group life insurance for its outside Directors. Optional medical, dental and long-term care coverage for outside Directors and their eligible dependents is available to Directors at a cost similar to that charged to Company employees.

In connection with the Merger, the Company entered into an agreement with Mr. Abramson (the Agreement), the former Chairman and chief executive officer of USHC. Pursuant to the Agreement, which expires July 18, 2001, Mr. Abramson has agreed to advise the Chairman of the Company on strategic business activities, marketing strategies and public relations efforts of the Company and its health operations and has agreed generally not to compete with the Company's health operations. In return, the Company paid Mr. Abramson $10 million on the Merger Date (75% in cash and 25% in shares of Common Stock), and will pay during the term of the Agreement $3 million per year. A final lump sum payment of $10 million (payable in shares of Common Stock) will be paid on the later of Mr. Abramson's resignation as a Director of the Company or the termination or expiration of the Agreement. In addition, pursuant to the Agreement, the Company has agreed to provide Mr. Abramson with life, disability, accident and health insurance benefits substantially similar to those that he received from USHC; and transferred to Mr. Abramson ownership of a certain aircraft owned by a subsidiary of USHC. During the term of the Agreement, the Company has agreed to pay the operating costs of such aircraft, on an after-tax basis, up to a maximum amount of $2 million. The Agreement provides for a payment, if necessary, intended to make Mr. Abramson whole for any excise tax imposed under Section 4999 of the Internal Revenue Code with respect to any payment or benefits that he may receive under the Agreement.

The Board of the Company met 11 times in 1998. Each Director of the Company attended 75% or more of the combined aggregate meetings of the Board and the Committees of the Board on which he or she served.

COMMITTEES OF THE BOARD

The functions and responsibilities of the standing Committees of the Company's Board are described below.

     - Audit Committee. Composed entirely of outside Directors, this Committee met four times in 1998. The Committee recommends the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, reviews with the auditors the scope and results of the audit, reviews the Company's financial statements and other financial disclosures, and monitors developments in accounting principles and methods used in presenting financial results. The Committee also regularly meets privately with the Company's internal audit staff and its independent accountants, and regularly discusses with management internal accounting control procedures and other internal compliance programs. The following Directors are members of this Committee: Franklin (Chairman), Goodman, Graves and Hancock.

     - Committee on Compensation and Organization. Composed entirely of outside Directors, this Committee met seven times in 1998. The Committee administers the Company's Stock Incentive Plans and the Annual Incentive Plan, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews the Company's overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters. The following Directors are members of this Committee: O'Keefe (Chairman), Cohen, Greenwald, Jordan and Kuehler.

     - Executive Committee. This Committee met once in 1998. The Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical. The following Directors are members of this Committee: Huber (Chairman), Donaldson, Graves and O'Keefe.

     - Finance Committee. This Committee met twice in 1998. The Committee periodically considers and makes recommendations to the Board concerning matters of corporate finance. The following Directors are members of this
       Committee: Jordan (Chairman), Abramson, Franklin, Goodman, Greenwald and Hancock.

     - Investment Committee. This Committee met three times in 1998. The Committee oversees the management of the Company's investment portfolios and reviews current investment policy and strategy. The following Directors are members of this Committee: Kuehler (Chairman), Cohen, Donaldson, Graves, O'Keefe and Rodin.

     - Nominating and Corporate Governance Committee. This Committee, which is composed entirely of outside Directors, met four times in 1998. The Committee reviews the qualifications of all candidates for membership on the Board and the Board Committees. It makes recommendations to the full Board on Director nominees, on the structure, composition and function of Board Committees, on Director compensation and on the Director retirement policy. It reviews conflicts of interest that may affect Directors, as well as each substantial change in any Director's circumstances (e.g., change of employment). The Committee also advises the Board on all other matters concerning corporate governance to the extent specific matters are not the responsibility of other Committees.

       In recommending Director nominees to the Board, this Committee solicits candidate recommendations from its own members, other Directors of the Company and management. Although the Committee does not specifically solicit suggestions for possible candidates from shareholders, the Committee will consider candidates meeting the criteria described below. (Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Committee Chairman, in care of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.)

       Nominees are selected through a process based on criteria set with the concurrence of the full Board and reevaluated periodically. The criteria include: the relevance of the candidate's experience to the business of the Company and its affiliates, enhancing diversity, independence from commercial relationships with the Company, and the ability of the candidate to attend meetings regularly and devote an appropriate amount of time in preparation for those meetings. The following Directors are members of this Committee: Donaldson (Chairman), Franklin, Goodman, Greenwald, Jordan, Kuehler and Rodin.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Subsidiaries of the Company have entered into reinsurance arrangements with Lloyd's of London. Mr. Huber is an investor in several Lloyd's syndicates. As an investor in a Lloyd's syndicate, he does not exercise control over the syndicate.

During 1998, the Company and its subsidiaries paid approximately $145 million for physician hospital services in the ordinary course of business and a total of $412,240 under two grants to the University of Pennsylvania Health System, which includes the University of Pennsylvania Medical Center and other hospitals and affiliates. Dr. Rodin is the President of the University of Pennsylvania, the owner and operator of the University of Pennsylvania Health System.

A subsidiary of the Company paid $69,240 in salary for services rendered as an employee in 1998 by Richard Wolfson, a son-in-law of Mr. Abramson. In addition, following his departure from the Company, that subsidiary paid Mr. Wolfson $112,852 under an independent contractor agreement for services rendered in 1998. Mr. Wolfson also realized $475,327 in value on the exercise of options on the Company's Common Stock during 1998.

During 1998, the Company and its subsidiaries paid $5,400,000 to Criterion Communications, Inc. pursuant to a service agreement. Marcy Shoemaker (a daughter of Mr. Abramson) owns 100% of the outstanding voting securities of Criterion.

The Company has agreed to provide Ronald E. Compton, who retired as a Director and executive officer on March 1, 1998, with such office space and administrative support as he may reasonably request to accommodate his transition needs following his retirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Aetna shares with the SEC and New York Stock Exchange. Based on our records and other information, we believe that during our fiscal year ended December 31, 1998 our Directors and executive officers met all applicable SEC filing requirements except a Form 4 report was not timely filed for Leonard Abramson reflecting the sale of an aggregate of 1,800 shares of Aetna Common Stock in two transactions in November 1998 by two trusts for Mr. Abramson's grandchildren because Mr. Abramson was not aware of the sales. Mr. Abramson is not a trustee of either trust. Mr. Abramson promptly reported the sales on his amended Form 5 when he learned of the transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table presents, as of December 31, 1998, the names of persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of its Common or Preferred Stock, respectively. The information set forth below and in the related footnotes has been furnished by the respective persons.

--------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                      CLASS OF     AMOUNT AND NATURE
BENEFICIAL OWNER                         STOCK(1)       OF BENEFICIAL       PERCENT OF CLASS
                                                          OWNERSHIP
--------------------------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.         Common     12,988,256  shares (2)         9.2%
767 Fifth Avenue                         Preferred           0  shares
New York, New York 10153
Capital Research and Management Company  Common      6,647,580  shares (3)         4.7%
333 South Hope Street                    Preferred   1,461,000  shares (3)        12.6%
Los Angeles, California 90071
Leonard Abramson                         Common      1,083,969  shares (4)           *
c/o LEMA Associates, L.P.                Preferred   1,080,350  shares (4)         9.3%
P.O. Box 50401
Henderson, NV 89016
--------------------------------------------------------------------------------------------

 *   Less than 1%.
(1) The number of shares of Common Stock shown assumes the holder had converted each share of Preferred Stock into Common Stock as of December 31, 1998. Each share of Preferred Stock is convertible at any time at the option of the holder into .8197 shares of Common Stock (subject to adjustment). The Company may redeem the Preferred Stock at any time after July 19, 1999 for shares of Common Stock based on specified formulas. On July 19, 2000, each outstanding share of Preferred Stock will convert automatically into one share of Common Stock.
(2) Of the reported shares, Sanford C. Bernstein & Co., Inc. reports that it has sole voting power with respect to 7,327,770 shares and shares voting power with respect to 1,457,582 shares.
(3) Of the reported shares of Preferred Stock, 929,500 shares (convertible into 761,911 shares of Common Stock) are beneficially owned by The Income Fund of America, Inc., an investment company that is advised by Capital Research and Management Company. The Income Fund of America, Inc. has sole voting power with respect to the shares beneficially owned by it, and Capital Research and Management Company has sole dispositive power with respect to the reported shares of Common Stock and Preferred Stock.
(4) Of the reported shares, 930,787 shares of Common Stock (which amount includes 884,829 shares of Common Stock resulting from the assumed conversion of 1,079,455 shares of Preferred Stock) are held by LEMA Associates, L.P., of which LEMA Corporation is the sole general partner and a 1% limited partner. Mr. Abramson is the sole shareholder of LEMA Corporation and also a 98% limited partner in LEMA Associates, L.P. Reported shares also include 3,417 shares of Common Stock (which amount includes 733 shares of Common Stock resulting from the assumed conversion of 895 shares of Preferred Stock) held jointly with Mrs. Abramson, and 149,765 shares of Common Stock that Mr. Abramson has the right to acquire within 60 days of December 31, 1998 upon exercise of stock options.

Beneficial Ownership Table

The following table presents, as of January 31, 1999, the beneficial ownership of, and other interests in, shares of Common Stock and Preferred Stock of each current Director and Nominee, each executive officer named in the Summary Compensation Table on page 17, and Directors and executive officers of the Company, as a group. The information set forth below and in the related footnotes on the following two pages has been furnished by the respective persons.

-------------------------------------------------------------------------------------------------
                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                         PERCENT       COMMON
        NAME OF BENEFICIAL           COMMON     PERCENT OF   PREFERRED     OF          STOCK
        OWNER AND POSITION          SHARES(1)     CLASS       SHARES      CLASS    EQUIVALENTS(2)
-------------------------------------------------------------------------------------------------
Leonard Abramson                    1,083,969(3)    *        1,080,350(4)  9.3%        3,160
(current Director and Nominee)
Betsy Z. Cohen                          1,571      *               149(5)   *          2,233
(current Director and Nominee)
William H. Donaldson                      750      *                       *           2,950
(current Director and Nominee)
Barbara Hackman Franklin                3,390      *                       *           2,950
(current Director and Nominee)
Jerome S. Goodman                      23,708(6)    *            6,208(7)   *          3,645
(current Director and Nominee)
Earl G. Graves                            500      *                       *           4,788
(current Director and Nominee)
Gerald Greenwald                        3,000(8)    *                      *           6,234
(current Director and Nominee)
Ellen M. Hancock                        2,000(9)    *                      *           4,667
(current Director and Nominee)
Richard L. Huber                      381,156(10)    *                     *
(current Director, Nominee and
named executive)
Michael H. Jordan                       3,000      *                       *           5,300
(current Director and Nominee)
Jack D. Kuehler                         1,910(11)    *                     *           7,602
(current Director and Nominee)
Frank R. O'Keefe, Jr.                     850(12)    *                     *           7,602
(current Director and Nominee)
Judith Rodin                              100      *                       *           5,661
(current Director and Nominee)
Michael J. Cardillo                   146,812(13)    *           4,326(14)   *
(named executive)
Frederick C. Copeland, Jr.            105,506(15)    *                     *           5,247(16)
(named executive)
Thomas J. McInerney                   131,357(17)    *                     *           5,102(16)
(named executive)
Alan J. Weber                          15,004(18)    *                     *
(named executive)
Directors and executive             1,975,347(19)    1.4%    1,091,033    9.4%        67,141
officers as a group
(18 persons)
----------------------------------

* Less than 1%

Unless otherwise noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

Notes to Beneficial Ownership Table
--------------------------------------------------------------------------------
 (1) The number of shares of Common Stock shown assumes the holder had converted each share of Preferred Stock into Common Stock as of January 31, 1999. Each share of Preferred Stock is convertible at any time at the option of the holder into .8197 shares of Common Stock (subject to adjustment). The Company may redeem the Preferred Stock at any time after July 19, 1999 for shares of Common Stock based on specified formulas. On July 19, 2000, each outstanding share of Preferred Stock will convert automatically into one share of Common Stock.
 (2) Except as set forth in Note 16, represents stock units issued under the Nonemployee Director Deferred Stock and Deferred Compensation Plan or its predecessor plan, accrued stock units resulting from deferral of retainer and attendance fees and stock units credited to certain Directors in 1996 in connection with the elimination of the Director retirement plan. Stock units, which do not have voting rights, track the value of the Company's Common Stock and earn dividend equivalents.
 (3) Includes 930,787 shares held by LEMA Associates, L.P., of which LEMA Corporation is the sole general partner and a 1% limited partner. Mr. Abramson is the sole shareholder of LEMA Corporation and also a 98% limited partner in LEMA Associates, L.P. Mrs. Abramson is a 1% limited partner in LEMA Associates, L.P. Also includes 3,417 shares held jointly with Mrs. Abramson and 149,765 shares that Mr. Abramson has the right to acquire within 60 days of January 31, 1999 upon exercise of stock options. Excludes 3,361 shares held in a grandchild's trust of which Mr. Abramson is co-trustee, and 30,828 shares held by children and grandchildren's trusts of which Mrs. Abramson is a trustee or co-trustee. Mr. Abramson disclaims beneficial ownership of the trust shares.
 (4) Includes 1,079,455 shares (convertible into 884,829 shares of Common Stock) held by LEMA Associates, L.P., of which LEMA Corporation is the sole general partner and a 1% limited partner. Mr. Abramson is the sole shareholder of LEMA Corporation and also a 98% limited partner in LEMA Associates, L.P. Mrs. Abramson is a 1% limited partner in LEMA Associates, L.P. Also includes 895 shares (convertible into 733 shares of Common Stock) held jointly with Mrs. Abramson. Excludes 880 shares held in a grandchild's trust of which Mr. Abramson is co-trustee, and 34,604 shares held by children and grandchildren's trusts of which Mrs. Abramson is a trustee or co-trustee, which trust shares are convertible into an aggregate of 29,081 shares of Common Stock. Mr. Abramson disclaims beneficial ownership of the trust shares.
 (5) The Preferred Stock is convertible into 122 shares of Common Stock.
 (6) Includes 18,734 shares held by Wellington Limited Partnership, of which Mr. Goodman is a general partner. Excludes 50 shares held by Mrs. Goodman as to which Mr. Goodman disclaims beneficial ownership.
 (7) Includes 4,906 shares (convertible into 4,021 shares of Common Stock) held by Wellington Limited Partnership, of which Mr. Goodman is a general partner. Excludes 13 shares (convertible into 10 shares of Common Stock) held by Mrs. Goodman as to which Mr. Goodman disclaims beneficial ownership.
 (8) Represents shares held by Mrs. Greenwald.
 (9) Held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers.
(10) Includes 1,000 shares held jointly with his spouse, 15,000 shares held by a revocable living trust of which Mr. Huber is trustee and beneficiary. Also includes 42,218 shares held by Huber Associates Limited Partnership, a family limited partnership (HALP). Mr. Huber and his spouse are the sole general partners of HALP and hold a 1% limited partnership interest, and each of three other family members is a 33% limited partner. Also includes 164,226 shares that Mr. Huber has the right to acquire upon exercise of stock options and 85,501 shares that HALP has the right to acquire upon exercise of stock options, in each case within 60 days of January 31, 1999. Mr. Huber disclaims beneficial ownership of all shares and stock options held by HALP, except as to his pecuniary interest in HALP.
(11) Held jointly with his spouse, as to which Mr. Kuehler shares voting and investment powers.

(12) Includes 750 shares held by a revocable living trust of which Mr. O'Keefe is trustee and beneficiary. Excludes 150 shares held by a revocable living trust of which Mrs. O'Keefe is trustee and beneficiary, and as to which Mr. O'Keefe disclaims beneficial ownership.
(13) Includes 333 shares of restricted stock that vest on February 28, 1999, 333 shares of restricted stock that vest February 28, 2000, and 102,071 shares of Common Stock that Mr. Cardillo has the right to acquire within 60 days of January 31, 1999 upon exercise of stock options.
(14) The Preferred Stock is convertible into 3,545 shares of Common Stock.
(15) Includes 101,688 shares that Mr. Copeland has the right to acquire within 60 days of January 31, 1999 upon exercise of stock options and 59 shares held by his spouse as to which he has no voting or investment power.
(16) Represents stock units resulting from deferral of payment of Incentive Unit Awards under the 1996 Stock Incentive Plan. The stock units are payable in shares of Common Stock at the expiration of the applicable deferral period. Stock units, which do not have voting rights, track the value of the Company's Common Stock and earn dividend equivalents that are reinvested.
(17) Includes 122,487 shares that Mr. McInerney has the right to acquire within 60 days of January 31, 1999 upon exercise of stock options.
(18) Includes 15,000 shares of restricted stock that vests in three equal installments on August 1, 1999, August 1, 2000 and August 1, 2001.
(19) Directors and executive officers as a group have sole voting and investment powers over 234,122 shares of Common Stock and 1,090,113 shares of Preferred Stock (convertible into 893,564 shares of Common Stock) and share voting and investment powers with respect to 57,546 shares of Common Stock and 895 shares of Preferred Stock (convertible into 733 shares of Common Stock). Included in the number of shares shown in the table are 2,995 shares of Common Stock and 25 shares of Preferred Stock (convertible into 20 shares of Common Stock) held under the Company's Incentive Savings Plan
     (ISP) or the USHC Savings Plan and beneficially owned by executive officers, and 783,308 shares of Common Stock that Directors and executive officers have the right to acquire within 60 days of January 31, 1999 upon the exercise of stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the periods indicated certain compensation of the Chairman, Chief Executive Officer and President (CEO) and each of the four other most highly compensated executive officers of the Company (other than the
CEO) in 1998.
--------------------------------------------------------------------------------

                                                                                     LONG TERM COMPENSATION
                                                                          --------------------------------------------
                                                                                     AWARDS                  PAYOUTS
                                         ANNUAL COMPENSATION              -----------------------------     ----------
                               ----------------------------------------                      SECURITIES
                                                              OTHER                          UNDERLYING     LONG-TERM
NAME AND PRINCIPAL                                            ANNUAL        RESTRICTED         STOCK        INCENTIVE
POSITION                YEAR    SALARY      BONUS          COMPENSATION   STOCK AWARDS(6)    OPTIONS(8)        PLAN
----------------------  ----   --------   ----------       ------------   ---------------    ----------     ----------
----------------------------------------------------------------------------------------------------------------------
Richard L. Huber        1998   $888,846   $  470,250(4)     $        0      $        0        200,000(9)    $ 837,262
Chairman, Chief         1997    631,731            0(4)              0               0        157,225(10)           0
Executive Officer       1996    532,885    1,000,000                 0               0         62,000       3,125,196
and President(1)

Michael J. Cardillo     1998   $693,592   $  487,500(4)     $        0      $        0         58,472(9)    $ 508,924
Executive Vice
President,              1997    668,506      270,000(4)(5)           0          83,125         28,752(10)           0
Aetna U.S. Healthcare   1996    611,742      610,000         1,468,137       1,400,884         40,000               0

Frederick C. Copeland,
 Jr.                    1998   $418,269   $  340,000(4)     $        0      $        0         31,821(9)    $ 837,262
Executive Vice
President,              1997    386,538      260,000(4)              0               0         33,353(10)           0
Aetna International     1996    336,539      305,000                 0               0         38,000               0

Thomas J. McInerney     1998   $486,538   $  275,000(4)     $        0      $        0         61,259(9)    $ 410,423
Executive Vice
President,              1997    450,000      180,000(4)              0               0         35,752(10)           0
Aetna Retirement
Services(2)

Alan J. Weber           1998   $302,885   $        0(4)     $        0      $1,039,688(7)     285,252(9)    $       0
Vice Chairman for
Strategy and
Finance(3)
----------------------------------------------------------------------------------------------------------------------


NAME AND PRINCIPAL       ALL OTHER
POSITION                COMPENSATION
----------------------  ------------
-------------------------------------------------
Richard L. Huber         $   44,442(11)
Chairman, Chief              31,587
Executive Officer            23,760
and President(1)
Michael J. Cardillo      $   21,392(12)
Executive Vice
President,                   20,143
Aetna U.S. Healthcare     1,685,980
Frederick C. Copeland,
 Jr.                     $   20,913(11)
Executive Vice
President,                   19,327
Aetna International          14,808
Thomas J. McInerney      $   24,327(11)
Executive Vice
President,                   22,500
Aetna Retirement
Services(2)
Alan J. Weber            $        0
Vice Chairman for
Strategy and
Finance(3)
--------------------------------------------------------------

 (1) Mr. Huber was named Chairman on March 1, 1998 and Chief Executive Officer and President on July 28, 1997.
 (2) Mr. McInerney was not an executive officer at any time in 1996.
 (3) Mr. Weber was not an executive officer at any time in 1996 or 1997.
 (4) Except as set forth in note 5, represents amounts earned under the Company's Annual Incentive Plan. Annual incentive bonuses are intended to reward executive officers for achieving financial and strategic results. The Committee on Compensation and Organization administers the Annual Incentive Plan and determines the amount of each award to be granted. Amounts shown do not include the amount of bonus foregone at the election of the executive in exchange for a stock option grant (see notes 9 and 10).
 (5) Represents the bonus amount paid pursuant to Mr. Cardillo's employment agreement.
 (6) Mr. Cardillo and Mr. Weber hold 666 shares and 15,000 shares, respectively, of restricted stock with a value of $52,364 and $1,179,375, respectively, at December 31, 1998.
 (7) The value of the restricted stock was determined using the closing price of the Company's Common Stock on August 1, 1998, the date of the grant. Dividends are paid on the shares. The restricted shares vest in three equal installments on August 1, 1999, August 1, 2000 and August 1, 2001.
 (8) Represents stock options granted under the Company's 1996 Stock Incentive Plan.
 (9) Includes a stock option grant on February 1, 1999 for 100,000, 18,472, 6,821, 31,259 and 85,252 shares to Messrs. Huber, Cardillo, Copeland, McInerney and Weber, respectively, in lieu of payment of all or a portion of the named executive's 1998 bonus award at the election of such named executive. Executives were not permitted to acquire options on more than 100,000 shares under this program.
(10) Includes a stock option grant on February 27, 1998 for 57,225, 25,752, 13,353 and 25,752 shares to Messrs. Huber, Cardillo, Copeland and McInerney, respectively, in lieu of payment of all or a portion of the named executive's 1997 bonus award at the election of such named executive.

(11) Includes $44,442, $20,913 and $24,327 of matching contributions made by the Company under ISP and the Supplemental ISP for Messrs. Huber, Copeland and McInerney, respectively. ISP is a profit-sharing thrift plan qualified under the Internal Revenue Code of 1986, as amended (the Code). The Company matches, dollar-for-dollar, amounts deferred by employees under ISP up to 5% of annual salary. Twenty-five percent of the matching contributions made under ISP on behalf of certain employees of the Company is automatically invested in Common Stock. The Company has established the Supplemental ISP to provide the deferred and matching benefits that would have been credited to ISP but for limits imposed by the Employee Retirement Income Security Act (ERISA) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under ISP, as provided from time to time by the Company's Board.
(12) Represents a contribution of $18,192 made by AUSHC to the Pension Plan for Employees of USHC (the Pension Plan) and $3,200 made by AUSHC to the USHC Savings Plan (the Savings Plan). Under the Pension Plan, AUSHC contributes for each eligible employee an amount equal to 8% of the employee's compensation plus 5.7% of the employee's annual compensation in excess of the Social Security taxable wage base, subject to a maximum limitation on the AUSHC contribution per employee as specified in the Pension Plan. Under the Savings Plan, AUSHC matches 33% of the amounts deferred by employees, up to 2% of annual compensation.

Stock Option Grants Table

The following table sets forth certain information concerning stock options granted during 1998 by the Company to the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1998. The hypothetical grant date present values of stock options granted in 1998 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

--------------------------------------------------------------------------------

                                          INDIVIDUAL GRANTS(1)
                                              PERCENT OF
                               NUMBER OF     TOTAL STOCK
                              SECURITIES       OPTIONS
                              UNDERLYING      GRANTED TO    EXERCISE                         GRANT DATE
                             STOCK OPTIONS   EMPLOYEES IN   PRICE PER      EXPIRATION          PRESENT
NAME                            GRANTED          1998         SHARE           DATE              VALUE
---------------------------------------------------------------------------------------------------------
Richard L. Huber...........    100,000(2)        2.88%      $ 87.375    February 27, 2008   $ 2,514,690(5)
                                57,225(3)        1.65%        87.375    February 27, 2003     1,439,030(5)
Michael J. Cardillo........     40,000(2)        1.15%        87.375    February 27, 2008     1,005,880(5)
                                25,752(3)        0.74%        87.375    February 27, 2003       647,580(5)
Frederick C. Copeland,
  Jr. .....................     25,000(2)        0.72%        87.375    February 27, 2008       628,670(5)
                                13,353(3)        0.39%        87.375    February 27, 2003       335,790(5)
Thomas J. McInerney........     30,000(2)        0.87%        87.375    February 27, 2008       754,410(5)
                                25,752(3)        0.74%        87.375    February 27, 2003       647,580(5)
Alan J. Weber..............    100,000(4)        2.88%       76.2438       August 1, 2008     1,695,870(6)
                               100,000(4)        2.88%       69.3125       August 1, 2008     1,957,760(6)
---------------------------------------------------------------------------------------------------------

(1) Granted under the Company's 1996 Stock Incentive Plan (the Plan). The Plan permits participants to use shares of the Company's Common Stock to exercise options. The Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the Plan, options may be granted until April 30, 2006. The table does not include stock options granted in February 1999 to certain executive officers in lieu of 1998 bonus awards (see Note 9 to the Summary Compensation Table).
(2) Date of grant was February 27, 1998; initial exercise date is February 27, 1999; option vests in equal installments over a period of three years.
(3) Represents options granted in lieu of all or a portion of the named executive's 1997 bonus award at the election of such named executive. Date of grant was February 27, 1998; option vests immediately.
(4) Date of grant was August 1, 1998; initial exercise date is August 1, 1999; option vests in equal installments over a period of three years. The closing price of the Common Stock on the date of grant was $69.3125.
(5) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted February 27, 1998 were as follows:
    (i) a volatility factor of 28.5%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 5.59%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.9%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(6) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted August 1, 1998 were as follows:
    (i) a volatility factor of 28.8%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 5.52%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 1.2%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.

    There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by the Company as to the future value of its Common Stock.

Stock Option Exercises and December 31, 1998 Stock Option Value Table

The following table sets forth certain information concerning stock options exercised during 1998 by the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) and the number and value of specified options at December 31, 1998. The values of unexercised in-the-money stock options at December 31, 1998 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.
--------------------------------------------------------------------------------

                                                                                               VALUE OF
                                                        NUMBER OF SECURITIES                 UNEXERCISED
                                                             UNDERLYING                      IN-THE-MONEY
                              SHARES     VALUE         UNEXERCISED OPTIONS AT                 OPTIONS AT
                             ACQUIRED   REALIZED         DECEMBER 31, 1998               DECEMBER 31, 1998(1)
                                ON         ON      ------------------------------   ------------------------------
           NAME              EXERCISE   EXERCISE   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
------------------------------------------------------------------------------------------------------------------
Richard L. Huber(3)           22,499    $297,487     209,060         220,666        $3,333,269       $  319,571
Michael J. Cardillo                0           0      87,737          55,333         1,732,167          113,331
Frederick C. Copeland              0           0      88,354          50,999           564,839           98,911
Thomas J. McInerney            1,000      37,250     110,154          65,698         1,377,174          238,426
Alan J. Weber                      0           0           0         200,000                 0        1,169,370
------------------------------------------------------------------------------------------------------------------

(1) Based on the December 31, 1998 closing stock price of $78.625.
(2) Represents stock options that are not vested.
(3) Includes stock options held by Huber Associates Limited Partnership (HALP). For additional information about HALP, see note 10 to the Beneficial Ownership Table. Mr. Huber disclaims beneficial ownership of the stock options held by HALP, except as to his pecuniary interest in HALP.

Long-Term Incentive Awards Table

The following table sets forth certain information concerning the only long-term incentive award granted to a named executive officer of the Company in 1998 under the Company's 1996 Stock Incentive Plan.
--------------------------------------------------------------------------------

                                                   PERFORMANCE        ESTIMATED FUTURE PAYOUTS
                                                     OR OTHER            (IN SHARES) UNDER
                                    NUMBER OF      PERIOD UNTIL     NON-STOCK PRICE BASED PLANS
                                  UNITS GRANTED     MATURATION     ------------------------------
              NAME                   IN 1998        OR PAYOUT      THRESHOLD    TARGET    MAXIMUM
-------------------------------------------------------------------------------------------------
Alan J. Weber                       15,000(1)      1998 - 2000       7,500      15,000    26,250
-------------------------------------------------------------------------------------------------

(1) The incentive units will vest and shares will become payable only to the extent the Company's total return to shareholders over the measurement period (August 1, 1998 - December 31, 2000) meets or exceeds each of two separate performance objectives. First, the Company's total return to shareholders over the measurement period must at least equal a threshold risk-free rate of return (the Return Threshold), which for these incentive units is based on the annual rate of return available on a four-year Treasury note compounded annually. If the Return Threshold is not met, no incentive units will vest. Second, the Company's total return to shareholders over the measurement period must compare favorably to that of the other companies in the Morgan Stanley Healthcare Payor Index (weighted 70%) and the Morgan Stanley Life Insurance Index (weighted 30%) (together, the Composite Index) for the same period. For the incentive units to become fully vested, the Company must achieve at least the median level of total shareholder return for the companies in the Composite Index (Target Performance). If the Committee on Compensation and Organization determines that the Company's performance does not at least equal the 33rd percentile of the companies in the Composite Index (the Performance Threshold), no portion of the incentive units will vest regardless of whether the Return Threshold is satisfied. If the Company's performance is in the 90th percentile of companies in the Composite Index (Maximum Performance), up to 175% of the incentive units will vest.

    For purposes of determining the total return to shareholders over the measurement period, the change in the price of the Company's Common Stock and of the price of the common stock of each of the companies in the Composite Index is calculated by comparing the average of the closing stock price of the Company and each other company on the last business day of each week in the 13-week period both preceding the start and the end of the measurement period.

Pension Plan

The Company provides for certain of its employees a noncontributory, defined benefit pension plan (the Pension Plan). In 1998, retirement benefits were calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years), and (ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. Employees received service credit for actual years of employment with the Company. Under certain circumstances, determined on a case-by-case basis, additional service credit may be given for employment with affiliated and nonaffiliated companies and, as determined by the Company's Board, for the purposes of inducing employment of senior officers or rewarding past service.

The table below shows the estimated maximum annual retirement benefits payable under the Pension Plan, as in effect during 1998, at selected earnings levels and after selected periods of credited service, to employees with at least 15 years of credited service who retire at age 65.

Pension Plan Table
--------------------------------------------------------------------------------

                    CREDITED YEARS OF SERVICE
AVERAGE
ANNUAL
EARNINGS        15         20         25         30         35
-----------------------------------------------------------------
$  500,000   $113,000   $150,000   $188,000   $225,000   $263,000
   700,000    158,000    210,000    263,000    315,000    368,000
   900,000    203,000    270,000    338,000    405,000    473,000
 1,100,000    248,000    330,000    413,000    495,000    578,000
 1,300,000    293,000    390,000    488,000    585,000    683,000
 1,500,000    338,000    450,000    563,000    675,000    788,000
 1,800,000    405,000    540,000    675,000    810,000    945,000
-----------------------------------------------------------------

The term "earnings," as used in the retirement benefits table above, includes annual salaries and annual bonuses paid under the Annual Incentive Plan set forth in the relevant columns of the Summary Compensation Table on page 17. At December 31, 1998, "average annual earnings" for pension plan purposes for Messrs. Huber, Copeland and McInerney were $1,154,530, $609,053 and $659,466, respectively. Neither Mr. Cardillo nor Mr. Weber was eligible to participate in the Pension Plan in 1998.

The credited years of service on December 31, 1998 for the persons named in the Summary Compensation Table are as follows: Mr. Huber-3.9 years, Mr. Copeland-5.4 years and Mr. McInerney-18.8 years.

The benefits set forth in the above table do not take into account any reduction for joint and survivorship payments or any offset for Social Security benefits to be received by the employee. After retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the individual's retirement.

ERISA limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan. As a result, the Company has established a supplemental plan to provide benefits (included in the foregoing table) that would exceed the ERISA limit. The supplemental plan also is used to pay other pension benefits not otherwise payable under the tax-qualified plan, including certain benefits attributable to management incentive and performance unit awards, additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the tax-qualified plan.

Effective January 1, 1999, the Company changed the formula for providing pension benefits from the existing formula to a "cash balance" formula. The cash balance formula will credit employees annually with an amount equal to a percentage of eligible pay based on age and years of service as well as an interest credit on individual account balances. The formula also provides for a transition period until December 31, 2006, which allows certain employees to receive vested benefits at the higher of the existing formula reflected above or the cash balance formula.

Other Agreements

The Company administers a Severance and Salary Continuation Benefits Plan (Severance Plan) under which employees, including the Company's executive officers, terminated by the Company without cause may receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year's salary. In addition, when an employee's job is eliminated due to reengineering, reorganization or staff reduction efforts, employees, including the Company's executive officers, are eligible for an additional 13 weeks of salary continuation and outplacement assistance. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue during the severance pay and salary continuation periods.

The Company has entered into an employment agreement with Mr. McInerney. The agreement provides that, if Mr. McInerney's employment is terminated by the Company without "cause" or by him for "good reason" (as defined in the agreement), in lieu of participation in the Company's Severance Plan, he will be entitled to a special termination payment equal to the greater of (i) the aggregate of his base salary and target bonus, and a pro rata portion of his annual bonus for the then uncompleted fiscal year or (ii) the amount otherwise payable under the Severance Plan for a job elimination including for purposes of such calculation his target bonus. This special termination payment will be made available as salary continuation (with continuation of medical and welfare benefits) or, at his election, in a lump sum (without continuation of medical and welfare benefits). Upon a change-in-control of the Company (as defined in the agreement), the special termination payment is increased to two times base salary and target bonus.

In connection with the Merger, the Company assumed USHC's employment agreement with Mr. Cardillo. The agreement has a five-year term, expiring in 2001, unless renewed. The agreement provides that, if Mr. Cardillo's employment is terminated by the Company other than for "cause" or "disability" or by the executive for "good reason" (as defined in the agreement), in lieu of participation in the Company's Severance Plan, Mr. Cardillo will be entitled to a special termination payment equal to the aggregate of three times base salary and target bonus, and a pro rata portion of his annual bonus for the then uncompleted fiscal year. For 36 months following the date of such termination, he is eligible for continuation of welfare and pension benefits. The agreement also provides that upon such a termination, all outstanding equity-based awards will continue to vest for one year and will remain exercisable for a period of 90 days thereafter.

Under the terms of the employment agreements described above, an executive generally will be reimbursed by the Company for any applicable excise taxes (including tax gross-up) incurred as a result of payments made under the agreements.

Upon commencement of his employment, Mr. Huber entered into an agreement with the Company that provides that if his employment is involuntarily terminated under circumstances that would call for severance pay benefits, he will receive payment for not less than 52 weeks of base salary. Upon a change-in-control of the Company (as defined), Mr. Huber's severance benefit would increase to 156 weeks of base salary.

Upon commencement of his employment, Mr. Weber entered into an agreement with the Company. The agreement provides that if Mr. Weber's employment is terminated by the Company without cause, in lieu of participation in the Company's Severance Plan, he will be entitled to not less than 52 weeks of salary continuation (calculated as base salary and target bonus amount). Upon a change-in-control of the Company (as defined in the agreement), Mr. Weber would receive not less than 156 weeks of salary continuation. Mr. Weber will be vested under the Company's pension plan after two years of service. The Company will make certain minimum contributions to Mr. Weber's cash balance pension account, which the Company believes are not greater than the value of the pension benefits foregone by Mr. Weber as a result of his departure from his previous employer.

The Board of Directors has approved provisions to protect certain benefits of Company employees upon a change-in-control of the Company (as defined). The provisions provide that the Severance Plan shall become noncancelable for a period of one year following a change-in-control. Also, all previously granted stock options that have not yet vested will become vested and immediately exercisable. Upon a change-in-control, bonuses payable under the Company's annual bonus program will become payable based on the target award for participants. Also, long-term incentive awards granted under the Company's 1996 Stock Incentive Plan will vest and a prorated award will be paid equal to the greater of target or actual performance through the date of the change-in-control. Provision has been made to permit funding of a trust to protect supplemental retirement benefits (pension and 401(k)) and deferred compensation upon a change-in-control or potential change-in-control (each as defined) of the Company.

REPORT OF THE COMMITTEE ON COMPENSATION AND ORGANIZATION

What is the Company's Compensation Philosophy?

The Company's executive compensation program is designed to:

- attract and retain high-performing executives;

- focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return;

- compensate executives based on the Company's performance relative to its competitors and improvements in the Company's performance over time; and

- create a performance-oriented environment in which executives can earn increased levels of compensation by achieving superior annual and long-term business results.

What is the Structure of the Executive Compensation Program?

The compensation program for executive officers consists of four principal elements:

- salaries;

- annual incentive bonuses;

- stock options; and

- long-term incentive awards.

The compensation program is designed to set total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) at a level relative to the median level of total compensation paid to similarly positioned executives at companies in a comparison group selected for each position (the

Comparison Group). The program strives to achieve an appropriate mix of cash and long-term incentive awards. The Comparison Group for each position is selected from among 61 companies believed to be major competitors for executive talent and includes health, financial services, insurance and other companies. Of these companies, ten were included in the Morgan Stanley Healthcare Payor Index in 1998. The specific companies selected for an executive's Comparison Group depends on the executive's area of responsibility. An executive's total compensation relative to the median depends upon the executive's experience, level and scope of responsibility within the Company, and individual, as well as Company, performance. Executive officers also are eligible for other employee benefits as set forth in the Summary Compensation Table (see page 17).

How are Salaries Determined?

The Committee reviews salaries annually. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the Committee after evaluating the executive's experience, level and scope of responsibility within the Company, and individual performance.

How are Bonuses Determined?

Annual bonus opportunities incent executive officers to achieve specific financial and strategic goals.

Annual Incentive Plan. The Annual Incentive Plan (the Plan) applies to executives named in the Company's Proxy Statement. Under the Plan, specific financial goals are established at the beginning of each performance year and bonuses are linked directly to their achievement. If 100% of the goal is met, the maximum award permitted under the Plan may be paid. If less than 100% of the financial goal is met, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. For 1998, the financial goal established by the Committee for the Chief Executive Officer and the Vice Chairman was measured by corporate net income (adjusted by the Committee to exclude unplanned capital gains and losses, as well as certain items identified at the start of the performance year and determined to be unusual, nonrecurring or beyond management's control). The financial goal established for lead business unit executives was based primarily on the business unit's operating earnings (measured by income from continuing operations before realized capital gains and losses), Company operating earnings (measured by income from continuing operations before realized capital gains and losses) and the business unit's return on capital. In setting the amount of the bonus award, the Committee also considered achievements of specified quality goals as well as management of diversity initiatives and Year 2000 issues.

Management Incentive Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Company's Management Incentive Plan
(MIP). Under MIP, the Committee sets the amount of an executive officer's bonus based on various levels of financial and strategic performance for each business unit or staff area. Twenty-five percent to 40% of a staff unit head's bonus depends on Company operating earnings and 60%-75% depends on the unit's own financial performance, measured by actual expense level versus budget and by achievement of other relevant performance objectives. Examples of these other performance objectives include measurable improvements in the quality of customer service, diversity and effective resolution of legal, regulatory or other important issues affecting the Company.

Under MIP, if 100% of the goal is met, up to 100% of the target bonus amount is payable. If 80% of the goal is met, up to 50% of the bonus amount is payable. If the goal is exceeded, up to 200% of the bonus amount is payable. At the Committee's discretion, the amount of a bonus may be adjusted upward or downward by up to 20% to take into account strategic results achieved by the business or staff unit. The principal criteria used by the Committee in assessing strategic results are positioning of the Company's businesses, "quality" of (or sources of) the unit's earnings, compliance initiatives, management of human resources, diversity, employee communications, management of Year 2000 issues and other (e.g., unplanned initiatives).

In 1998, the financial performance of the business and staff units varied; some achieved or exceeded their goals, some did not. The bonuses paid to executive officers reflected this performance.

How are Stock Option and Restricted Stock Awards Determined?

The Company awards stock options to better align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options normally vest over a three-year period. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of the Company's executive compensation program.

Annual Option Grants. Stock options are granted annually to set total compensation at a level relative to the median level of total compensation paid to similarly positioned executives at companies in the executive's Comparison Group. The value of the stock option component of an executive officer's compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value.

Bonus Exchange Program. The Company permitted executive officers to elect to forego all or a portion of their 1998 annual bonus in exchange for a grant of stock options. The options, which were immediately vested, were granted in February 1999 at 100% of the fair market value of the Company's Common Stock on the effective date of grant. Participation in this program is voluntary. The number of shares subject to options granted to any individual executive varied depending on the amount of bonus foregone by the executive.

Other Equity Grants. From time to time the Company also grants stock options or restricted stock in connection with hiring, promotions or other situations where the Committee believes the circumstances warrant a stock option or restricted stock award. The amount granted in these instances is determined by the Committee based on the individual circumstances.

How is Compensation Used to Focus Management on Longer-Term Creation of Shareholder Value?

The purpose of the Company's long-term incentive award program is to increase shareholder value over time. Under this program incentive units vest and shares become payable only to the extent the Company's total return to shareholders over a four-year measurement period meets or exceeds each of two separate performance objectives. First, the Company's total return to shareholders must at least equal a threshold risk-free rate of return (Return Threshold). If the Return Threshold is not met, no units vest. In addition, the Company's total return to shareholders must compare favorably to that of its competitor companies. For the performance period 1995-1998, the competitor companies were the companies in the Dow Jones Insurance Index (for the period January 1, 1995 through September 29, 1996) and the companies in the Morgan Stanley Healthcare Payer Index (weighted 70%) and Morgan Stanley Life Insurance Index (weighted 30%) (for the period September 30, 1996 through December 31, 1998).

In December 1998, the Committee determined that the performance targets for the incentive units granted for the 1995-1998 measurement period had been met. Over the four-year measurement period 1995-1998, the Company's annualized total return to shareholders was 15.8%, resulting in an increase in total shareholder value of $4.6 billion. As a result, in accordance with the terms of the incentive unit agreements, the awards paid at a level of 104% of target.

How has the Company Responded to IRS Limits on Deductibility of Compensation?

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that performance-based pay over $1 million is sometimes required to attract and retain executives in a competitive marketplace. Stock options and Incentive

Units granted under the Stock Incentive Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forego deductibility to maintain flexibility or to continue to pay competitive compensation.

What was the Basis for Mr. Huber's 1998 Compensation?

Salary. Mr. Huber received an increase in salary in connection with his appointment as Chairman. This increase was awarded to maintain Mr. Huber's total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) at a competitive median level.

Annual Incentive Bonus. The financial goal established by the Committee at the start of the 1998 performance year for Mr. Huber's annual bonus was measured by the Company's net income (adjusted by the Committee). For 1998, the Committee adjusted net income downward to negate the positive effect of the gain on the sale of the Company's domestic individual life insurance business, the positive impact of a reserve release related to discontinued products, and the positive effect of capitalizing certain software costs. Net income was adjusted upward to exclude an increase to severance and facilities reserves and certain Year 2000 costs. With these adjustments, the Committee determined that the net income goal was exceeded. This financial performance, as well as the Committee's review of Mr. Huber's performance in leading the Company through the acquisition of New York Life's health business, the sale of the Company's domestic individual life business, his work on strengthening management development and succession, and the strengthened positioning of the Company for future success, was the basis for the Committee's decision to award Mr. Huber a bonus of $1,350,000. As noted below, Mr. Huber elected to forego a portion of his bonus in exchange for the grant of a stock option for shares of the Company's Common Stock.

Stock Options. Mr. Huber was granted a stock option in 1998 for 100,000 shares of the Company's Common Stock. The amount of the grant was determined to maintain Mr. Huber's total compensation opportunity at a competitive median level. In addition, Mr. Huber elected to forego a portion of his 1998 bonus and, in exchange, he was granted a stock option for 100,000 shares effective on February 1, 1999.

Long-Term Incentive Payout. In December 1998, the Committee determined that the performance targets for the incentive units granted for the period 1995-1998 had been met (see discussion above). In accordance with the terms of the Plan, 104% of Mr. Huber's award for the period 1995-1998 (10,649 incentive units) vested. Each unit represents one share of the Company's Common Stock.

The Committee on Compensation and Organization

Frank R. O'Keefe, Jr., Chairman
Betsy Z. Cohen
Gerald Greenwald
Michael H. Jordan
Jack D. Kuehler

CORPORATE PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor's 500 Stock Index (S&P 500) and the cumulative total return on the published Morgan Stanley Healthcare Payor Index (currently 12 companies) (MSHPI) over the preceding five-year period. The graph assumes a $100 investment in shares of Aetna Common Stock on December 31, 1993.

                           FIVE-YEAR CUMULATIVE TOTAL RETURN
                                    AETNA, S&P 500
                       AND MORGAN STANLEY HEALTHCARE PAYOR INDEX
[AETNA PERFORMANCE GRAPH]

                                                                                                        MORGAN STANLEY HEALTHCARE
                                                          AETNA                      S&P 500                   PAYOR INDEX
                                                          -----                      -------            -------------------------
12/31/93                                                    100                         100                         100
12/31/94                                                  82.23                      101.32                      114.75
12/31/95                                                 126.66                      139.39                      163.66
12/31/96                                                 150.13                      171.26                      160.81
12/31/97                                                 133.69                      228.42                      157.31
12/31/98                                                  150.6                      293.69                      177.75

* The MSHPI was created in January 1996. In order to report performance back to December 31, 1993, as required by SEC rules, the Company used the companies currently included in the MSHPI (as of December 31, 1998) as its peer group. The companies included are: Aetna Inc., CIGNA Corporation, Coventry Corporation, First Health Group Corp., Foundation Health Systems, Inc., Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., United Healthcare Corporation and Wellpoint Health Networks, Inc. Cumulative total return calculations were provided by SNL Securities LC.

II.   APPOINTMENT OF AUDITORS

Following the recommendation of its Audit Committee, the Company's Board of Directors has appointed and recommends shareholder approval of KPMG LLP as the Company's independent auditors for the current calendar year. The firm has acted in this capacity since 1972. It is expected that representatives of the firm will be available at the Annual Meeting of Shareholders to make a statement if the firm desires and to respond to appropriate questions.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

III.   SHAREHOLDER PROPOSAL TO IMPLEMENT CUMULATIVE VOTING IN ELECTION OF
       DIRECTORS

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 50 shares of Common Stock), has advised the Company that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

"RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

"REASONS:  Many states have mandatory cumulative voting, so do National Banks.

"In addition, many corporations have adopted cumulative voting.

"If you AGREE, please mark your proxy FOR this resolution."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 1999 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

The Board of Directors believes that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

Cumulative voting is one of those issues that favors special interest groups. It would make it possible for such a group to elect one or more Directors beholden to the group's narrow interests. This result would introduce the likelihood of factionalism and discord within the Board and might undermine its ability to work effectively as a governing body on behalf of the interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the "stacking" of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

The Board believes that this proposal is not in the best interests of the Company or its shareholders.

UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED AGAINST THE PROPOSAL.

IV.   SHAREHOLDER PROPOSAL TO LINK EXECUTIVE COMPENSATION TO HEALTH CARE QUALITY

The Society of Catholic Medical Missionaries, also known as the Medical Mission Sisters, 338 West Street, Hyde Park, Massachusetts 02136 (owners of 200 shares of Common Stock), has advised the Company that they plan to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

               "LINKING EXECUTIVE COMPENSATION TO IMPROVEMENT IN
                              HEALTH CARE QUALITY

"Whereas we believe the quality record of a health plan should be the central factor in creating compensation packages for executive officers of our company:

"-- We know that our company's continued viability and profitability are predicated on successfully balancing pressures to increase efficiency, decrease cost and assure quality health outcomes;

"-- We believe that in order to attract potential members, the company needs to develop consumer friendly information on the cost quality of its health plan as compared to competing health plans;

"-- While there is considerable pressure by investors to increase returns to shareholders, we believe equal weight in company decisions should be given to patient care and quality of service provided;

"-- We understand that growing numbers of corporate purchasers of health benefits plans (including Raytheon Corporation, Globe Newspaper Company, Harvard University, all members of the Massachusetts Health Care Purchaser Group) are requiring and/or requesting performance-based assessments of health plan(s) with which they contract;

"-- The National Committee for Quality Assurance (NCQA), an independent non-profit organization, has taken a leadership role in improving the quality of care in the managed care industry by fostering greater public accountability within the health care system. For example, NCQA has developed two programs designed to hold health plans' accountable for the quality of care and services they deliver: 1) evaluation of health plans' internal quality processes through accreditation reviews, and 2) development of measures to gauge and compare health plan performance.

"-- We believe the Board should develop compensation policies and procedures which utilize the NCQA's evaluation of quality care in assessing the structure and content of compensation packages for our officers.

"THEREFORE, BE IT RESOLVED that shareholders request the Board of Directors institute an Executive Compensation Review to develop policies for executive officer compensation that are tied, in significant part, to NCQA accreditation status and progress in meeting the corporation's publicly available quality performance objectives (process and outcomes). These policies shall cover salary, bonus, restricted stock awards, long term incentive compensation plans and all other compensation.

"The result of the review and recommendations for change shall be reported to stockholders in the fall of 1999.

                             "Supporting Statement

"Corporate purchasers of health care plans are as interested in quality health care provided professionally and efficiently as they are in financial considerations. As stockholders interested in quality care and financial returns, we want to insure that our Board and management focus as much on quality of care as on finances. Shareholders deserve a clear report on Executive Compensation's link to this quality of health care.

"There must be an effort to balance the competing interests of cost for care and quality of care. The trend in HMOs as for profit health care systems interprets any medical care as a medical loss. It can become easy to forget the patient needs in only focusing on the bottom line. Therefore, it is imperative to utilize some mechanism which evaluates the quality of health care packages, thereby providing company leadership with a mechanism tying company performance in providing this quality of health care to their compensation."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 1999 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

Management has met with the proponent. As management stated during that meeting, providing AUSHC's members with access to high-quality, cost-effective health care is AUSHC's most important goal today. In order to reinforce AUSHC's executive focus on achieving that goal, a portion of the annual bonus of nearly all of AUSHC's key managers is tied directly to achievement of plan quality objectives, such as NCQA accreditation and customer service metrics. In fact, the annual bonuses of AUSHC's employees, including senior management, Medical Directors and Quality Managers, with the ability to most greatly influence the quality of care delivered by participating providers are tied directly to the success of the NCQA accreditation process. Accordingly, the Board believes that the material elements of the proposal already are in place and that approval of the proposal would not add value to the Company's shareholders.

UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED AGAINST THE PROPOSAL.

V.   SHAREHOLDER PROPOSAL RELATING TO ENDORSEMENT OF THE CERES PRINCIPLES

Mary Kay Gamel, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94581 (owner of 100 shares of Common Stock), and The Sisters of St. Joseph of Carondelet, Albany Province, 385 Watervliet-Shaker Road, Latham, New York 12110 (owner of 100 shares of Common Stock), have advised the Company that they plan to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

"WHEREAS WE BELIEVE:

"Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

"Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

"Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

"WHEREAS:

"The Coalition for Environmentally Responsible Economies (CERES) -- which includes shareholders of this Company; public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Fifty-four companies, including Sun [Sunoco], General Motors, H.B. Fuller, Polaroid, and Bethlehem Steel, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers say that benefits of working with CERES are public credibility; 'value-added' for the company's environmental initiatives;

"In endorsing the CERES Principles, a company commits to work toward:

 1. Protection of the biosphere
 2. Sustainable natural resource use
 3. Waste reduction and disposal
 4. Energy conservation
 5. Risk reduction
 6. Safe products & services
 7. Environmental restoration
 8. Informing the public
 9. Management commitment
10. Audits and reports

"[Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel:
617/451-0927].

"CERES is distinguished from other initiatives for corporate environmental responsibility, in being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

"RESOLVED:  Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

                             "SUPPORTING STATEMENT

"Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

"Your vote FOR this resolution will encourage scrutiny of our Company's environmental policies and reports and adherence to standards upheld by management and stakeholders alike."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 1999 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

Management has met with representatives of CERES. This meeting was educational and productive. The Board of Directors agrees with the sentiments underlying the proponents' proposal, that is, that, among other things, corporations should conduct their businesses as responsible stewards of the environment. However, the Board recommends a vote against the proposal because it believes that the environmental practices and principles followed by the Company already address the environmental issues raised by the CERES Principles and effectively demonstrate the Company's commitment to sound environmental practices. The Company's policies relating to management of corporate facilities and the operation of the Company's businesses mandate a number of the same initiatives contemplated by CERES, such as recycling programs, energy conservation and other steps. In addition, there are annual fees and expenses involved in endorsing the CERES Principles. Accordingly, the Board believes that endorsement of the CERES Principles would be largely redundant and would not add value to the Company's shareholders.

UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED AGAINST THE PROPOSAL.

OTHER INFORMATION

Shareholder Proposals for 2000 Annual Meeting

To be included in the 2000 Proxy Statement and on the 2000 proxy card, shareholder proposals must be received by the Company not later than November 15, 1999. Such proposals must comply with all applicable Securities and Exchange Commission rules and regulations. Proposals should be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

Multiple Copies of Annual Report

The Company's 1998 Annual Report to Shareholders is being mailed to shareholders together with this Proxy Statement on or about March 15, 1999. If you hold Aetna shares in your own name and you received more than one copy of the Annual Report at your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote over the Internet or by telephone.

At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may discontinue or resume the mailing of an annual report to an account by calling the Company's Transfer Agent at 1-800-446-2617.

If you own shares through a bank, broker or other holder of record and received more than one Aetna Annual Report, please contact the holder of record to eliminate duplicate mailings.

Electronic Access to Proxy Materials and Annual Report

The Notice of Annual Meeting, this Proxy Statement and the 1998 Annual Report are available on Aetna's Internet site at http://www.aetna.com/investor/proxy.htm and http://www.aetna.com/98annualrpt, respectively. Most shareholders can elect to view future notices of annual meeting, proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a shareholder of record, you can choose this option and save the Company the cost of producing and mailing these documents in the future by checking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of annual meeting, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to view future notices of annual meeting, proxy statements and annual reports over the Internet, you will receive notification by e-mail next year with instructions containing the Internet address of those materials.

Most shareholders who hold their shares through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to access Aetna's notice of annual meeting, proxy statement and annual report.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March 15, 1999

151 Farmington Avenue
Hartford, Connecticut 06156

Cat. HR -- 1750399
Printed on recycled paper.

                                   AETNA INC.

P The undersigned hereby appoints William H. Donaldson, Barbara Hackman
  Franklin and Frank R. O'Keefe, Jr., and each of them, the proxies of R the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc.
O to be held April 30, 1999 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the matters set
X forth in the Notice of the meeting, and in their discretion on any other matters that may properly come before the meeting or any adjournment or Y postponement thereof.

  NOMINEES:

  01. Leonard Abramson         06. Earl G. Graves      10. Michael H. Jordan
  02. Betsy Z. Cohen           07. Gerald Greenwald    11. Jack D. Kuehler
  03. William H. Donaldson     08. Ellen M. Hancock    12. Frank R. O'Keefe, Jr.
  04. Barbara Hackman Franklin 09. Richard L. Huber    13. Judith Rodin
  05. Jerome S. Goodman

        THIS  PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.

--------------------------------------------------------------------------------
To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.



                          SHAREHOLDER ACCOUNT INQUIRIES
                          ----------------------------

   Aetna's Transfer Agent, First Chicago Trust Company of New York, maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about First Chicago's DirectSERVICE Investment Program

   For direct deposit of dividends, registered shareholders may call First Chicago at 1-800-870-2340.

   Registered shareholders with e-mail addresses can send account inquiries electronically to First Chicago at fctc@em.fcnbd.com.

   Registered shareholders can also access their Aetna accounts via the Internet through First Chicago's web site at http://www.equiserve.com.

[X] Please mark your vote as in this example.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Items 1 and 2 and AGAINST Items 3, 4 and 5.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------
                                                            FOR       WITHHOLD
1. Election of Directors (See reverse side)                 [ ]          [ ]

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                                         FOR    AGAINST  ABSTAIN
2. Approval of KPMG LLP as Independent Auditors          [ ]      [ ]      [ ]



--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4 AND 5.
--------------------------------------------------------------------------------

                                                         FOR    AGAINST  ABSTAIN
3. Shareholder proposal on cumulative voting             [ ]      [ ]      [ ]

4. Shareholder proposal on linking executive
   compensation to health care quality                   [ ]      [ ]      [ ]

5. Shareholder proposal on endorsement of
   CERES Principles                                      [ ]      [ ]      [ ]


Mark this box if you have more than one account and want to
discontinue receiving multiple copies of future Annual Reports             [ ]

Mark this box if you plan to attend the Annual Meeting.                    [ ]

Mark this box if you would like to receive future notices of annual meeting, proxy statements and annual reports over the
internet instead of paper copies by mail.                                  [ ]



SIGNATURE(S)                                                 DATE
            -----------------------------------------------       --------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your title.



--------------------------------------------------------------------------------
       PLEASE SIGN AND DATE HERE. DETACH AND RETURN IN ENCLOSED ENVELOPE
                     OR VOTE BY TELEPHONE OR THE INTERNET.


             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE
          Call toll free 1-800-OK2-VOTE (1-800-652-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-324-0377. Telephone voting will be available until 8:00 a.m., Eastern time, the morning of the Annual Meeting.

          Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

          Follow the recorded instructions.


TO VOTE BY INTERNET
          Log onto http://www.vote-by-net.com which will be available until midnight, Eastern time, on April 29, 1999.

          Follow the instructions on the screen.

          You can also elect to receive future shareholder materials electronically at this web site.


TO ATTEND THE ANNUAL MEETING

          If you plan to attend the Annual Meeting, you should either mark the box provided on the above proxy card or signify your intention to attend when you access the telephone or Internet voting system.

          An admission card will then be mailed to you.



                             THANK YOU FOR VOTING!

                                                               Please mark
                                                               your vote as  /X/
                                                               indicated in
                                                               this example.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------

1) Election of Directors

NOMINEES:
   01 - Leonard Abramson                   02 - Betsy Z. Cohen
   03 - William H. Donaldson               04 - Barbara Hackman Franklin
   05 - Jerome S. Goodman                  06 - Earl G. Graves
   07 - Gerald Greenwald                   08 - Ellen M. Hancock
   09 - Richard L. Huber                   10 - Michael M. Jordan
   11 - Jack D. Kushler                    12 - Frank R. O'Keefe, Jr.
   13 - Judith Rodin

                                (Mark only one)
                          FOR                 WITHHELD

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR PARTICULAR NOMINEES, STRIKE A LINE THROUGH THOSE NOMINEES' NAMES IN THE LIST ABOVE)



2) Approval of KPMG LLP as Independent Auditors
                          FOR     AGAINST     ABSTAIN


--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4, AND 5.
--------------------------------------------------------------------------------
                                                       FOR     AGAINST   ABSTAIN
3) Shareholder proposal on cumulative voting

4) Shareholder proposal on linking executive compensation to health care quality

5) Shareholder proposal on endorsement of CERES Principles


                              THIS INSTRUCTION CARD IS SOLICITED ON BEHALF
                              OF MELLON BANK, N.A.



Signature(s)                  Signature(s)                  Date
----------------------------  ----------------------------  --------------------



                  [UP ARROW]  FOLD AND DETACH HERE  [UP ARROW]



--------------------------------------------------------------------------------
                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE
[PHONE]                     QUICK * EASY * IMMEDIATE                     [PHONE]
                  AVAILABLE 24 HOURS A DAY * SEVEN DAYS A WEEK
                                 1-800-840-1208
--------------------------------------------------------------------------------
Your telephone vote authorizes the named Trustee to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. If you vote by telephone, there is no need to return your voting instruction card.


                                TO VOTE BY TELEPHONE
Call toll free 1-800-840-1208 on a touch tone telephone BY APRIL 23, 1999. Use the Control Number located in the box in the lower right hand corner. Enter the Control Number and follow the recorded instructions.


                          TO ATTEND THE ANNUAL MEETING
If you plan to attend the Annual Meeting, please complete and promptly return the enclosed postage-paid reservation card to the Company. An admission card will then be mailed to you.



                             THANK YOU FOR VOTING.

                                   AETNA INC.

TO: PARTICIPANTS IN THE AETNA INCENTIVE SAVINGS PLAN

Mellon Bank, N.A., the Trustee under the Aetna Incentive Savings Plan (the
Plan), has been instructed to solicit your instructions on how to vote the shares of Aetna Common Stock held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 30, 1999 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box, how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. Alternatively, you may vote by telephone by following the instructions outlined on the reverse side of this card. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by April 23, 1999 either by telephone or by completing, signing and returning this card, your shares will be voted by the Trustee in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE OF THIS CARD. TO VOTE BY MAIL, PLEASE SIGN AND DATE THIS CARD ON THE REVERSE, TEAR OFF THE PERFORATION, AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.




                              FOLD AND DETACH HERE



                                 VOTE BY PHONE
                            QUICK * EASY * IMMEDIATE
          If you voted by Telephone DO NOT MAIL YOUR Instruction Card



Note: Participants who received the 1999 Proxy Statement of Aetna Inc. over the
       Internet and who would like a printed copy may call 1-800-388-9167.

AETNA INC.
FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.                    BULK RATE
P.O. BOX 9107                                                    U.S. POSTAGE
HINGHAM, MA 02043-9107                                              PAID
                                                                    PROXY
                                                                  TABULATOR

                               VOTE BY TELEPHONE

                            Quick * Easy * Immediate

   Your telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed, and returned your Instruction Card.

 You will be asked to enter the 14-digit Control Number which is located below.

  Call Toll Free on a TOUCH-TONE PHONE  The is NO CHARGE to you FOR THIS CALL.
               CALL 1-888-221-0697 -24 HOURS A DAY, 7 DAYS A WEEK

          If you voted by telephone DO NOT MAIL your Instruction Card



         **Please fold and detach card at perforation before mailing**



                                   AETNA INC.
TO: PARTICIPANTS IN THE U.S. HEALTHCARE, INC. SAVINGS PLAN
Fidelity Management Trust Company, the Trustee under the U.S. Healthcare, Inc. Savings Plan (the Plan), has been instructed to solicit your instructions on how to vote the shares of Aetna Common Stock and/or Aetna 8.25% Class C Voting Preferred Stock held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 30, 1999 and at any adjournment or postponement thereof. Please indicate, by checking the appropriate box, how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. Alternatively, you may vote by telephone by following the instructions outlined above. We would like to remind you that your individual voting instructions are held in STRICTEST CONFIDENCE and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by April 23, 1999, either by telephone or by completing, signing and returning this Card, the Trustee will not vote the shares credited to your account.
IF YOU ARE VOTING BY MAIL, PLEASE VOTE, SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR SHARES WILL NOT BE VOTED BY THE TRUSTEE IF YOU DO NOT RETURN THIS CARD OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE.

                                                  Date__________________________

                                                  THIS TRUSTEE INSTRUCTION CARD
                                                  IS SOLICITED ON BEHALF OF
                                                  FIDELITY MANAGEMENT TRUST
                                                  COMPANY





                                                           (Signature(s))


                                                  NOTE: PLEASE SIGN AS NAME
                                                  APPEARS HEREON. JOINT OWNERS
                                                  SHOULD EACH SIGN. WHEN SIGNING
                                                  AS ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE OR
                                                  GUARDIAN, PLEASE GIVE FULL
                                                  TITLE AS SUCH.

THIS LABEL IS FOR MIS TYPESETTING PURPOSES ONLY!
FIRSCO US HEALTHCARE/AETNA (485932B)
ORIGINAL BACK 1-13-99
REVISION #1 1-19-99
REVISION #2 2-3-99
REVISION #3 2-9-99
REVISION #4 2-26-99

Note: Participants who received the 1999 Proxy Statement of Aetna Inc. over the
      Internet and who would like a printed copy may call 1-800-388-9167.

[DOWN ARROW] Please fold and detach card at perforation before mailing [DOWN ARROW]

            PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX(ES) BELOW.
--------------------------------------------------------------------------------
This Trustee Instruction Card when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, the Trustee will not vote the shares credited to your account.
--------------------------------------------------------------------------------

1) Election of Directors
   NOMINEES:                                                                                 FOR    (Mark only one)   WITHHELD
   01. Leonard Abramson            06. Earl G. Graves         10. Michael H. Jordan          [ ]                         [ ]    1.
   02. Betsy Z. Cohen              07. Gerald Greenwald       11. Jack D. Kuehler
   03. William H. Donaldson        08. Ellen M. Hancock       12. Frank R. O'Keefe, Jr.
   04. Barbara Hackman Franklin    09. Richard L. Huber       13. Judith Rodin
   05. Jerome S. Goodman
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR PARTICULAR NOMINEE(S), WRITE THOSE
   NAMES BELOW.)

   ------------------------------------------------------------------------------------      FOR         AGAINST       ABSTAIN
2) Approval of KPMG LLP as Independent Auditors                                              [ ]           [ ]           [ ]     2.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR         AGAINST       ABSTAIN
3) Shareholder proposal on cumulative voting                                                 [ ]           [ ]           [ ]     3.
4) Shareholder proposal on linking executive compensation to health care quality             [ ]           [ ]           [ ]     4.
5) Shareholder proposal on endorsement of CERES Principles                                   [ ]           [ ]           [ ]     5.